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                                   EXHIBIT 11

                            INSTEEL INDUSTRIES, INC.
                COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                               YEARS ENDED SEPTEMBER 30,
                                                                   -------------------------------------------------
                                                                    1995                  1994                 1993
                                                                   ------                ------               ------
 Earnings Before Cumulative Effect of Change
   in Accounting Principle                                         $6,336                $3,772               $6,292

 Cumulative Effect of Change in Accounting Principle                 -                    1,325                 -
                                                                   ------                ------               ------

 Net Earnings                                                      $6,336                $5,097               $6,292
                                                                   ======                ======               ======

 Earnings Per Common Share:

   Weighted Average Shares Outstanding                              8,363                 8,311                7,863
                                                                   ======                ======               ======

 Earnings Before Cumulative Effect of Change
   in Accounting Principle                                         $  .76                $  .45               $  .80

 Cumulative Effect of Change in Accounting Principle                 -                      .16                 -
                                                                   ------                ------               ------

 Net Earnings Per Share                                            $  .76                $  .61               $  .80
                                                                   ======                ======               ======



                            INSTEEL INDUSTRIES, INC.
             COMPUTATION OF FULLY DILUTED EARNINGS PER COMMON SHARE
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                YEARS ENDED SEPTEMBER 30,
                                                                   --------------------------------------------------
                                                                    1995                  1994                 1993
                                                                   ------                ------               ------
 Earnings from Operations                                          $6,336                $3,772               $6,292

 Interest on Convertible Debentures (Net of Tax)                     -                     -                     137
                                                                   ------                ------               ------
 Earnings Before Cumulative Effect of Change
   in Accounting Principle                                         $6,336                $3,772               $6,429

 Cumulative Effect of Change in Accounting Principle                -                     1,325                 -
                                                                   ------                ------               ------

 Net Earnings                                                      $6,336                $5,097               $6,429
                                                                   ======                ======               ======

 Earnings Per Common Share:

   Weighted Average Shares Outstanding                              8,363                 8,311                7,863

   Shares Issuable Upon Conversion of Debentures                     -                     -                     387
                                                                   ------                ------               ------
 Total Weighted Average Common Shares                               8,363                 8,311                8,250
                                                                   ======                ======               ======

 Earnings Before Cumulative Effect of Change in
   Accounting Principle                                            $  .76                $  .45               $  .78

 Cumulative Effect of Change in Accounting Principle                 -                      .16                 -
                                                                   ------                ------               ------

 Net Earnings Per Share                                            $  .76                $  .61               $  .78
                                                                   ======                ======               ======

All share and per-share data reflect the 10% stock dividend that was distributed on April 12, 1993.

Primary earnings per share is computed by dividing net earnings by the weighted average number of common shares outstanding for each period. The calculation excludes the effect of common equivalent shares resulting from stock options using the treasury stock method as the effect would not be material.

Fully diluted earnings per share are computed based on the weighted average number of common shares and common equivalent shares outstanding for each period.





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